UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	001-16159	52-2211537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 N. Glebe Rd.
Arlington, VA		22203
(Address of principal executive offices)		(Zip Code)

(703) 258-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective as of July 31, 2005, Watson Wyatt & Company Holdings (“Watson Wyatt Holdings”) completed its previously announced acquisition of assets and assumption of liabilities of Watson Wyatt LLP, a privately held limited liability partnership registered in England.  The acquisition was accomplished pursuant to, and in accordance with, the terms of an acquisition agreement, dated as of April 15, 2005 (the “Business Transfer Agreement”), by and among Watson Wyatt Holdings, Watson Wyatt (UK) Acquisitions 2 Limited, The Wyatt Company Holdings Limited and Watson Wyatt LLP.

The pre-acquisition business of Watson Wyatt LLP consisted of benefits consulting, investment consulting, benefits administration, human capital consulting and insurance and financial services consulting.  Watson Wyatt Holdings and Watson Wyatt LLP began jointly offering services under the Watson Wyatt Worldwide brand in 1995 as part of an alliance arrangement.  In connection with the alliance, Watson Wyatt Holdings held an interest in Watson Wyatt LLP.  Pursuant to the Business Transfer Agreement, Watson Wyatt Holdings acquired the remaining interest in the assets of Watson Wyatt LLP upon the closing of the acquisition.  The terms of the Business Transfer Agreement were determined on the basis of arm’s length negotiations.

Pursuant to the Business Transfer Agreement, the assets acquired by Watson Wyatt Holdings include, among others, all contracts and arrangements with Watson Wyatt LLP clients, the stock of Watson Wyatt LLP subsidiaries, Watson Wyatt LLP’s cash on hand (less certain reserves) and accounts receivable and other debts owing to Watson Wyatt LLP relating to the operation of Watson Wyatt LLP’s business before the closing of the acquisition.  Watson Wyatt Holdings assumed liabilities relating to the business of Watson Wyatt LLP, but generally did not assume any liabilities for professional liability claims.  The liabilities assumed include liabilities of certain direct and indirect subsidiaries of Watson Wyatt LLP whose shares were acquired by Watson Wyatt Holdings in connection with the acquisition and are now held as indirect subsidiaries of Watson Wyatt Holdings.

As provided by the Business Transfer Agreement, in addition to the assumption by Watson Wyatt Holdings of liabilities of Watson Wyatt LLP, the consideration for the assets of Watson Wyatt LLP consists of an aggregate of 9,090,571 shares of Watson Wyatt Holdings Class A common stock and £88.3 million in cash in pounds sterling.  In addition to using cash reserves to fund the cash consideration, Watson Wyatt Holdings borrowed $85 million from its $300 million credit facility.  Pursuant to the Business Transfer Agreement, Watson Wyatt Holdings may deliver to Watson Wyatt LLP up to an additional 1,950,000 shares of Watson Wyatt Holdings’ common stock as acquisition consideration contingent upon the achievement of financial performance goals by Watson Wyatt LLP’s former business for the year ended June 30, 2007.

The foregoing description of the acquisition and the Business Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Business Transfer Agreement, which was attached as an exhibit to Watson Wyatt Holdings’ Registration Statement on Form S-4 (File No. 333-124629), filed with the SEC on May 4, 2005, as amended on June 13, 2005, and is incorporated herein by reference.

Watson Wyatt Holdings issued a press release dated August 1, 2005, relating to the acquisition, a copy of which attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2005, Watson Wyatt & Company, the principal operating subsidiary of Watson Wyatt Holdings, borrowed $85 million from its $300 million revolving credit facility in connection with the closing of the acquisition, effective as of July 31, 2005, discussed in Item 2.01 above.  For further information about this borrowing, see Item 2.03 of Watson Wyatt Holdings’ Current Report on Form 8-K filed on July 26, 2005, which is incorporated herein by reference.

As of July 29, 2005, Watson Wyatt & Company had $85 million outstanding and $10.565 million issued in letters of credit under its credit facility.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements for each of the three fiscal years in the period ended April 30, 2004 of Watson Wyatt LLP were previously filed as part of the Proxy Statement/Prospectus filed with the SEC under Rule 424(b)(3) (File No. 333-124629) on June 23, 2005, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined statements of operations of Watson Wyatt Holdings for the nine months ended March 31, 2005 and for the year ended June 30, 2004 and the unaudited pro forma combined balance sheet of Watson Wyatt Holdings as of March 31, 2005, reflecting the acquisition as if it had been completed on July 1, 2004, the first day of Watson Wyatt Holdings’ fiscal year 2004, for the statements of operation, and on March 31, 2005 for the balance sheet, were previously filed as part of the Proxy Statement/Prospectus filed with the SEC under Rule 424(b)(3) (File No. 333-124629) on June 23, 2005, and are incorporated herein by reference.

(c) Exhibits.

99.1                           Watson Wyatt & Company Holdings press release

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt Holdings

(Registrant)

Date: August 1, 2005	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer

Date: August 1, 2005	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer